UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

______________________________________________________
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors and Executive Chairman

On February 10, 2019, Jonathan R. Gilbert was appointed to the Board of Directors and was appointed to serve as our new Executive Chairman. On February 7, 2019, John Price was appointed to the Board of Directors of the Company. Mr. Price was also appointed to serve as the Chairman of our newly-designated Audit Committee. Both Mr. Price and Mr. Gilbert meet the definition of “independent” director under SEC rules and the rules and regulations promulgated by NASDAQ.

 Jonathan R. Gilbert, 47, was the founder and CEO of Scythian Biosciences, Inc. from December of 2014 through May of 2018. Scythian Biosciences, Inc. is a publicly-traded research and development company focusing on the prevention and treatment of concussions and traumatic brain injury with its proprietary Cannabinoid combination, as well as strategic investments and partnerships across cultivation, distribution and retail of legal cannabis. Prior to founding Scythian Biosciences, from January 2013 to December 2014, Mr. Gilbert was Marketing Officer for Commonwealth Opportunity Capital, GP, a hedge fund based in Greenwich, Connecticut. From October of 1995 until December of 2012, Mr. Gilbert was the owner and operator of Gilbert Capital Management, Corp., a full-service wealth management firm. Mr. Gilbert holds an MBA in finance from Kennedy Western University and Bachelor of Business Administration in Finance from George Washington University.

John Price, 49, currently serves as Chief Financial Officer, Treasurer and Secretary of SCWorx Corp., a publicly-traded provider of data normalization, application interoperability and big data analytics within the healthcare provider market. Mr. Price has been the CFO of SCWorx Corp. (f/k/a Alliance MMA, Inc.) since August 2016. Previously, Mr. Price was Chief Financial Officer of MusclePharm Corporation, a publicly-traded nutritional supplement company. Prior to joining MusclePharm in 2013, Mr. Price served as Vice President of Finance – North America at Opera Software, a Norwegian public company focused on digital advertising. From 2011 to 2013, he served as Vice President of Finance and Corporate Controller of GCT Semiconductor. From 2004 to 2011, Mr. Price served in various roles at Tessera Technologies, including VP of Finance & Corporate Controller. Prior to Tessera Technologies, Mr. Price served various roles at Ernst &Young LLP. Mr. Price served nearly three years in the San Jose, California office and nearly five years in the Pittsburgh, Pennsylvania office of Ernst & Young. Mr. Price has been a certified public accountant (currently inactive) since 2000 and attended Pennsylvania State University, where he earned a Bachelor’s of Science Degree in Accounting.

Neither Mr. Price nor Mr. Gilbert have had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

In connection with his appointment to the Board Directors, Mr. Price was granted immediately vested options to purchase 250,000 shares of our common stock at a price of $0.20 per share, exercisable for ten years.

In connection with his appointment to the Board of Directors and as our new Executive Chairman, Mr. Gilbert was granted options to purchase 1,000,000 shares of our common stock at an exercise price of $0.01 per share, exercisable for ten years. Mr. Gilbert’s stock options vest as follows:

Date Installment Becomes Exercisable	Number of Common Shares
2/11/2019	250,000
Upon the raise of > $2.5m new equity capital	250,000
Upon the filing of a Nasdaq listing application	250,000
Upon realizing ≥ $150,000 monthly gross revenue from operations	250,000

The number of options to purchase common stock issued to Mr. Price and Mr. Gilbert, and the exercise price of these options, is expressed in post-split numbers and will remain the same following the effectiveness of the pending 1 for 8 reverse split of our common stock.

Establishment of Audit, Compensation, and Nominating and Governance Committees

On February 7, 2019, our Board of Directors established the following committees and appointed the following chairmen for each committee of the Board:

Committee	Chairman
Audit	John Price
Compensation	Kevin Esval
Nominating and Governance	Jeffrey Thompson

Charters for each committee are under review by the Board and will be disclosed upon their adoption.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On February 12, we released the press release filed herewith as Exhibit 99.1

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01
Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: February 12, 2019	By:	/s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer